EXHIBIT R

AMENDED AND RESTATED JOINT FILING AGREEMENT

This Amended and Restated Joint Filing Agreement (this “Agreement”), dated as of August 5, 2013, is made by and among Juniper Public Fund, L.P., Juniper HF Investors II, LLC, Juniper Investment Company, LLC, Alexis P. Michas, John A. Bartholdson, Juniper Acquisition Corporation, Juniper Holdings, Inc., Juniper TGX Investment Partners, LLC, Juniper TGX Investors, LLC, Bradford Koenig, Patrick Sullivan, Peter D’Aloia 2009 GRAT, Jeffrey Obermayer, Thomas Latsos, Michael Pagonas, George Stoeckert, Jakob K. Mieritz and James Grant.

WHEREAS, each of Juniper Public Fund, L.P., Juniper HF Investors II, LLC, Juniper Investment Company, LLC, and Messrs. Michas and Bartholdson (together, the “Original Parties”) are parties to that certain Joint Filing Agreement dated as of March 5, 2012 (the “Original Agreement”), pursuant to the terms of which such parties agreed to provide for the filing of a joint Schedule 13D, and all amendments thereto, with respect to shares of common stock, par value $0.01, of Theragenics Corporation (the “Shares”);

WHEREAS, the Original Parties desire by this Agreement to amend and restate the Original Agreement in its entirety to add Juniper Acquisition Corporation, Juniper Holdings, Inc., Juniper TGX Investment Partners, LLC, Juniper TGX Investors, LLC, Peter D’Aloia 2009 GRAT, and Messrs. Koenig, Sullivan, Obermayer, Latsos, Pagonas, Stoeckert, Mieritz and Grant thereto and to provide for the joint filing on behalf of each of them of a statement on Schedule 13D (including any and all amendments thereto) with respect to the Shares.

NOW, THEREFORE, the parties hereto agree as follows:

In accordance with Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, as amended, the parties agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including any and all amendments thereto) with respect to the Shares, and further agree that this Agreement shall be included as an exhibit to such joint filings.

The parties further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has a reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

JUNIPER PUBLIC FUND, L.P.

By: JUNIPER HF INVESTORS II, LLC, its General Partner

By:	/s/ John A. Bartholdson
Name:	John A. Bartholdson
Title:	Managing Member

JUNIPER HF INVESTORS II, LLC

By:	/s/ John A. Bartholdson
Name:	John A. Bartholdson
Title:	Managing Member

JUNIPER INVESTMENT COMPANY, LLC

By:	/s/ John A. Bartholdson
Name:	John A. Bartholdson
Title:	Managing Member

By:	/s/ Alexis P. Michas
ALEXIS P. MICHAS

By:	/s/ John A. Bartholdson
JOHN A. BARTHOLDSON

[Signature Page to Amended and Restated Joint Filing Agreement]

JUNIPER ACQUISITION CORPORATION

By:	/s/ John A. Bartholdson
Name:	John A. Bartholdson
Title:	Treasurer

JUNIPER HOLDINGS, INC.

By:	/s/ John A. Bartholdson
Name:	John A. Bartholdson
Title:	Treasurer

JUNIPER TGX INVESTMENT PARTNERS, LLC

By: JUNIPER TGX INVESTORS, LLC, its Managing Member

By:	/s/ John A. Bartholdson
Name:	John A. Bartholdson
Title:	Managing Member

JUNIPER TGX INVESTMENT PARTNERS, LLC

By:	/s/ John A. Bartholdson
Name:	John A. Bartholdson
Title:	Managing Member

[Signature Page to Amended and Restated Joint Filing Agreement]

By:	/s/ Bradford Koenig
BRADFORD KOENIG

[Signature Page to Amended and Restated Joint Filing Agreement]

By:	/s/ Patrick Sullivan
PATRICK SULLIVAN

Patrick J. Sullivan 151 Plympton Road Sudbury, Massachusetts 01776-1804

[Signature Page to Amended and Restated Joint Filing Agreement]

By:	/s/ Jeffrey Obermayer
JEFFREY OBERMAYER

[Signature Page to Amended and Restated Joint Filing Agreement]

By:	/s/ Thomas Latsos
THOMAS LATSOS

[Signature Page to Amended and Restated Joint Filing Agreement]

By:	/s/ Michael Pagonas
MICHAEL PAGONAS

[Signature Page to Amended and Restated Joint Filing Agreement]

By:	/s/ George Stoeckert
GEORGE STOECKERT

[Signature Page to Amended and Restated Joint Filing Agreement]

By:	/s/ Jakob K. Mieritz
JAKOB K. MIERITZ

[Signature Page to Amended and Restated Joint Filing Agreement]

By:	/s/ James Grant
JAMES GRANT

[Signature Page to Amended and Restated Joint Filing Agreement]

PETER D’ALOIA 2009 GRAT

By:	/s/ Peter D’Aloia
Name:	Peter D’Aloia
Title:	Grantor

 [Signature Page to Amended and Restated Joint Filing Agreement]